                                                                 EXHIBIT 10.31

                           TAX REFUND ESCROW AGREEMENT
                           ---------------------------
                                       and
                                       ---
                 FIRST AMENDMENT OF THE TAX ALLOCATION AGREEMENT
                 -----------------------------------------------

                  This TAX REFUND ESCROW AGREEMENT (this "Agreement") is made
                                                          ---------
and entered into as of the 20th day of April, 2001 by and between Vencor, Inc. (to be renamed Kindred Healthcare, Inc.), on behalf of itself and each of its subsidiaries (collectively, "Vencor") and Ventas, Inc. on behalf of itself and
                             ------
each of Ventas Realty Limited Partnership and Ventas LP Realty, L.L.C. (collectively, "Ventas" and together with Vencor, the "Parties").
                ------                                 -------

                  WHEREAS, on May 1, 1998, Ventas, Inc. (at that time named Vencor, Inc.) and Vencor, Inc. (at that time named Vencor Healthcare, Inc.) engaged in certain transactions (the "Reorganization Transactions") that
                                      ---------------------------
resulted in the division and separation of the former Vencor group, whereby Ventas is treated as the successor to the former Vencor group parent corporation for federal income tax purposes and Vencor is treated as a separate company (owning the assets and liabilities relating to the historical health care operations of the former Vencor group) with an initial tax year of May 2, 1998 through December 31, 1998;

                  WHEREAS, the Reorganization Transactions were effected through an Agreement and Plan of Reorganization dated April 30, 1998 and related agreements, including a tax allocation agreement dated as of April 30, 1998, entered into by and between the Parties (the "Tax Allocation Agreement");
                                              ------------------------

                  WHEREAS, on or around September 15, 1999, Ventas, Inc. filed its 1998 consolidated federal income tax return (the "1998 Consolidated
Return");                                             -----------------
------

                  WHEREAS, the Parties are parties to a stipulation and order dated May 31, 2000 (the "Tax Stipulation") governing, among other things, the
                         ---------------
deposit of the Vencor Refund Proceeds and the Ventas Refund Proceeds (each as defined in the Tax Stipulation) into segregated accounts;

                  WHEREAS, a tax authority may assert a tax liability against a Party (a "Tax Deficiency") for federal, state, or local income, gross receipts,
          --------------
windfall profits, transfer, duty, value-added, property, franchise, license, excise, sales and use taxes, capital, employment, withholding, payroll, occupational or similar business taxes, including interest, additions and penalties or other tax liabilities with respect thereto, for taxable periods ending on or prior to May 1, 1998, or that include May 1, 1998 (other than estimated taxes paid after April 30, 1998 by a Party) (each, a "Subject Tax",
                                                                -----------
and collectively the "Subject Taxes");
                      -------------

                  WHEREAS, each Party has received certain tax refunds (excluding for this purpose refunds of overpayments of estimated taxes paid after April 30, 1998 by a Party out of its own funds other than using a Subject Refund and subsequently refunded by the applicable tax authority) being held pursuant to the Tax Stipulation or a Party may be entitled to a refund of a Subject Tax and related interest thereon attributable to one or more such taxable periods (each, a "Subject Refund" and
                                                           --------------
collectively, the "Subject Refunds");
                    --------------

                  WHEREAS, the Parties do not agree as to how the liability for any such Subject Tax, or the receipt of any Subject Refund, should be shared under the terms of the Tax Allocation Agreement;

                  WHEREAS, in connection with the consummation of the Joint Plan of Reorganization of Vencor and its Affiliated Debtors under Chapter 11 of the Bankruptcy Code (the "Plan"), the Parties wish to seek to minimize the Subject Taxes and to protect the Subject Refunds pending resolution of the rights of the Parties to the Subject Refunds and to amend the Tax Allocation Agreement as provided below;

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and subject to and on the terms and conditions herein set forth, the Parties hereto agree as follows:

                  1. Effective Date of this Agreement, Termination of Tax
                     ----------------------------------------------------
Stipulation and Amendment of the Tax Allocation Agreement.
---------------------------------------------------------

                  (a) The effective date of this Agreement shall be the Effective Date of the Plan (as defined in the Plan).

                  (b) The Parties agree to terminate the Tax Stipulation and the letter to the Internal Revenue Service dated December 1, 1999 as of the effective date of this Agreement.

                  (c) The Tax Allocation Agreement is amended as of the effective date of this Agreement by deleting Articles III, IV, V, VI and VII and by deleting the provisions of Article X and replacing them a new Article X as follows:

                  "Vencor shall not amend or otherwise modify its Amended and Restated Certificate of Incorporation so as to impair the application of or the enforceability of Article 10 thereof (prohibiting Tenet Healthcare Corporation from owning Vencor stock in excess of the Existing Holder Limit), without the prior written approval of Ventas."

                  (d) To the extent that any provision of the Tax Allocation Agreement, as so amended conflicts or is inconsistent with any provision of this Agreement, this Agreement shall control for all purposes after Effective Date.

                  2. Deposit of the Vencor Refund Proceeds and the Ventas Refund
                     -----------------------------------------------------------
Proceeds.
--------

                  (a) On the effective date of this Agreement, Vencor shall deposit an aggregate amount equal to the amount in the Vencor Account maintained under the Tax Stipulation, and Ventas shall deposit an aggregate amount equal to the amount in the Ventas Account maintained under the Tax Stipulation (collectively, the "Deposit") with State Street Bank and Trust Company, as
                    -------
escrow agent (the "Escrow Agent"), to hold in escrow (the "Escrow Account")
                   ------------                            --------------
upon the terms and conditions in the escrow agreement to be entered into by and among the Parties and the Escrow Agent, in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"). On the Effective Date, all
                          ----------------
Deposits shall be made by wire transfer of immediately available federal funds to the Escrow Agent.

     (b) Upon receipt by a Party of a Subject Refund (including any interest paid by a taxing authority thereon) on or after the date hereof, such Party shall, within five business days, (i) deposit the amount of such Subject Refund with the Escrow Agent and shall promptly provide to the other Party a copy of the receipt issued by the Escrow Agent with respect to such deposit and (ii) provide written notice to the other Party specifying the amount of the Subject Refund and the facts and circumstances giving rise to the Subject Refund (including, but not limited to, a copy of the Subject Refund claim).

     3. Schedules.
        ----------

     (a) Schedule A attached hereto lists all Subject Refunds (including refunds that are part of the Subject Refunds) received by Vencor and all pending claims made by taxing authorities to Vencor with respect to Subject Taxes, each as of the date hereof. Vencor hereby certifies that to its knowledge Schedule A is correct and complete.

     (b) Schedule B attached hereto lists all Subject Refunds (including refunds that are part of the Subject Refunds) received by Ventas and all pending claims made by taxing authorities to Ventas with respect to Subject Taxes, each as of the date hereof. Ventas hereby certifies that to its knowledge Schedule B is correct and complete.

     4. Notice of Tax Claim and Other Refunds.
        -------------------------------------

     (a) If any pending or threatened audit, assessment, proceeding, proposed adjustment or other Contest (as defined below) by any taxing authority with respect to any Subject Tax or Subject Refund (a "Claim") is asserted against
                                                 -----
either Party, or any Party shall receive a refund of, or desire to file a refund claim in respect of, any Subject Tax, such Party shall promptly notify the other Party in writing of such fact. Such notice shall contain factual information (to the extent known) describing any asserted liability for Subject Tax, or any Subject Refund, in reasonable detail and shall be accompanied by copies of any notice and other documents received from, or sent to, any tax authority in respect of any such matters.

     (b) Each Party shall be obligated to provide notices to the other Party with respect to any matter requiring mutual consent or control under this Agreement and to respond in writing within 10 business days (or sooner if required by applicable law) of notice or inquiry from the other. Disputes between the parties that are not mutually resolved within the shorter of 20 business days from written notice of a "dispute" by either party to the other or the relevant period provided by applicable law would be referred immediately at the end of such period to counsel for resolution as provided in Section 14 hereof.

          5. Contest of Tax Claim.
             --------------------

          (a) The Parties shall jointly and mutually control negotiations, resolutions, settlements and any contests, whether by protest, appeal or litigation, of any Claim (as defined above). Such joint and mutual control shall include, without limitation, the following:

          (i) Neither Party shall resolve, compromise, or settle such Claim, nor have any direct or indirect communication of any kind with any tax authority regarding such Claim, in each case without the other Party's prior written consent.

          (ii) Either Party may request that any such Claim be contested by appropriate proceedings (including administrative proceedings, court proceedings and appeals) and each Party may participate in the contest and in such case all Parties' third party costs of conducting the contest shall be paid out of the Escrow Funds to the extent thereof and thereafter by each Party incurring such cost.

               In furtherance of the foregoing, and in recognition of the community of interest that exists between Ventas and Vencor in respectof the tax refunds and/or Excess Tax Liabilities and the desire andintent to maintain and preserve any attorney-client or client-accountant privilege and work product protection that may apply or attach to anycommunication or work product occurring or generated therewith, Vencor and Ventas agree that up to an aggregate of $400,000, for each of Vencor and Ventas, of out-of-pocket third party costs, incurred by Vencor or Ventas, as the case may be, on and after December 1, 2000 in connection with the preparation of memoranda, supporting documentation, analyses, studies or back-up information in respect of Subject Taxes in anticipation of, or preparation for, a Claim or possible Claim (collectively, "Preparation Costs") shall be deemed a cost of Claims and Contests and shall be paid directly to the applicable third party, or if paid by a Party reimbursed to such Party, out of the Escrow Funds to the extent thereof and thereafter shall be reimbursed or paid 50/50 by Vencor and Ventas. All work products resulting from Preparation Costs paid for out of the Escrow Funds shall be made available to the Parties as such work products become available. After $400,000 has been paid out of the Escrow Funds for Preparation Costs incurred by Vencor, both Vencor and Ventas must approve in writing additional Preparation Costs to be incurred by Vencor and paid out of the Escrow Funds. After $400,000 has been paid out of the Escrow Funds for Preparation Costs incurred by Ventas, both Vencor and Ventas must approve in writing additional Preparation Costs to be incurred by Ventas and paid out of the Escrow Funds. All Preparation Costs approved by Vencor and Ventas shall be paid out of the Escrow Fund to the extent thereof and thereafter shall be reimbursed or paid 50/50 by Vencor and Ventas.

          (iii) Each Party and/or its duly appointed representatives shall be given reasonable advance notice as and when arranged in respect of each call, meeting or other communication with a tax authority, shall be allowed to attend all meetings with the taxing authority in question, and shall be provided with copies of all correspondence and documents relating to such Claim prior to the delivery thereof to any taxing authority for prior written approval by both Parties.

           (iv) Each Party (including its duly appointed representatives) shall be entitled to reasonable advance notice and, at its own cost, to participate in person, and in the preparation of documents, in the conduct of any audit, administrative appeal, hearing, conference, court proceeding or other dispute over any such Claim (each, a "Contest"), or any tax issue
                                                    -------
     or item relating thereto.

           (v) Meetings with relation to any Claim or Contest and all records and other information that may be made available to any tax authority shall be held at a location neutral to both Parties (subject to reimbursement from the Escrow Funds for the reasonable costs of copying or moving such records and other information).

           (vi) Each Party agrees, at no out of pocket cost to the other Party, to reasonably cooperate, through employees most relevant to the task, with the other Party and the other Party's representatives in a prompt and timely manner in connection with any Claim or Contest. Such cooperation shall include, but not be limited to, making available (including by making and delivering electronic and/or paper copies thereof, subject to reimbursement for the reasonable costs thereof by the Party requesting the copies) to the other Party, during normal business hours, all books, records, returns, documents, files, other information (including, without limitation, working papers and schedules), officers or employees (without substantial interruption of employment) or other relevant information reasonably necessary or useful in connection with any Claim or Contest requiring any such books, records and files.

           (vii) Each Party agrees that it shall, in accordance with its normal record retention policy, retain records, documents, accounting data and other information (including computer data) necessary for the audits of all tax returns relevant to the determination of Subject Taxes or Subject Refunds, or necessary for the preparation and filing of any such amended tax return (if the required written consent has previously been obtained in accordance with the provisions of Section 5(b) hereof). At any time after the Effective Date that either of Vencor or Ventas proposes to destroy such material or information, it shall first notify the other Party and the other Party shall be entitled to receive such materials or information proposed to be destroyed.

           (b) Each Party shall cooperate in good faith and seek to sustain the position as to Subject Taxes reflected in all returns as-filed and refunds claimed as to Subject Taxes, to minimize the amount of tax assessments in respect of Subject Taxes, and to maximize the amount of Subject Refunds. The Parties agree that, without obtaining the written consent of the other Party, requested at least five business days in advance, neither will take positions on tax returns, amended returns, tax refund claims, other tax documents, or in audits or other proceedings, Claims or Contests that are inconsistent with the positions taken on the 1998 Consolidated Return or other tax returns with respect to Subject Taxes, and will not file amended returns in respect of Subject Taxes or make or amend refund claims in respect of Subject Taxes.

           (c) Each Party shall join in a letter to the IRS and any other taxing authority currently conducting an audit of a Subject Tax or a Subject Refund advising the IRS or such taxing authority that all communications and discussions are to be conducted with both Parties jointly and that no Party has the unilateral right to act for the other.

          6. Use of Escrow Funds.
             -------------------

         (a) The Escrow Funds shall be used to make distributions provided in Sections 6(b), 7(a), (b) and (c) below.

         (b) The Parties agree that, upon the assessment or imposition by a tax authority of a Subject Tax on either Party with respect to which the notification and contest provisions hereof were complied with, either Party may direct the Escrow Agent to deliver to the Party requesting the withdrawal a certified check, drawn against the Escrow Account, including both principal and interest thereon (the "Escrow Funds"), payable directly to the specified taxing authority ------------ (for the account of such Party) in the amount due in respect of such Subject Tax, provided, that such check shall not be delivered to the requesting Party more than three (3) business days before such Subject Tax is due without incurring additional interest or penalties. Any such payment to a tax authority shall then be made directly to the tax authority by the requesting Party, accompanied by the relevant forms, reports and other information.

         (c) A Party shall provide written notice to the other Party at least three (3) business days prior to requesting that the Escrow Agent release and deliver Escrow Funds pursuant to (b) above, specifying the amount of the requested withdrawal and the circumstances of the request, including reasonable documentation regarding the Subject Tax to be paid (including, without limitation, a copy of any applicable notice or other document from the applicable taxing authority and any return or other form filed with the taxing authority in respect of the payment to be made using the Escrow Funds).

         (d) To the extent provided in Section 5(a)(ii), reasonable third party costs of Claims and Contests shall be paid by the Escrow Agent directly to the relevant third party promptly after receipt of invoices therefor. The Parties and the Escrow Agent shall provide copies of all such invoices to the other Party and the Escrow Agent.

         (e) The Parties agree that the fees of the Escrow Agent, and any costs and expenses to be paid or reimbursed to the Escrow Agent, each as provided for under the Escrow Agreement, may be deducted from the Escrow Account.

         (f) The Parties agree that Vencor and Ventas shall report on their respective tax returns all interest and other income earned, respectively, on the Vencor Account and on the Ventas Account prior to the Effective Date. The Parties also agree to report on their tax returns, in proportion to their residual shares under Section 7(c) below, all interest and other income earned on the Escrow Funds (including any interest received from a taxing authority that was part of the Escrow Fund) from and after the effective date hereof.

          7. Release of Escrow Funds.
             -----------------------

         (a) Within one business day after the Deposits are transferred to the Escrow Agent, the Escrow Agent shall distribute to each of Vencor and Ventas 50% of the aggregate amount of all interest received from taxing authorities in respect of Subject Refunds plus all Interest Amounts received on amounts held in the accounts maintained under the Tax Stipulation. Appendix A lists the amounts of interest deposited by Vencor and Ventas, respectively, and subject to distribution pursuant to this paragraph (a).

           (b) Under the terms of the Escrow Agreement, the Escrow Agent shall release from escrow and deliver the Escrow Funds (or any portion thereof) as follows:

           (i) to a tax authority at the direction of any Party, five (5) business days after receipt of, and in accordance with, written instructions to the Escrow Agent signed by such Party (along with a written representation that a copy of such instructions had been contemporaneously delivered to the other Party and that three days notice had been provided in accordance with the provisions of Section 6(c) hereof) directing the Escrow Agent to release and pay the designated amount directly to a taxing authority as provided in Section 6(b) above;

           (ii) in accordance with written instructions to the Escrow Agent signed by both Parties directing the Escrow Agent to release the Escrow Funds or any portion thereof in accordance with such instructions;

           (iii) without instruction from either Party, the Escrow Agent shall distribute on or before each January 15th of each year during the term of this Agreement to each of Vencor and Ventas an amount equal to 50% of all
     (i) interest and other income earned or received on the Escrow Funds and
     (ii) all interest received from a taxing authority that was part of the Escrow Funds;

           (iv) in accordance with the terms of any unstayed order, judgment or decree by a court or arbitrator ordering the release of the Escrow Funds or any portion thereof; and

           (v) in accordance with the terms of the Escrow Agreement, with respect to the fees, costs and expenses of the Escrow Agent;

           (c) At such time as no further Claims may be made by a taxing authority because the applicable statute of limitations on assessments has expired or otherwise, the Escrow Agreement shall be terminated and any amounts remaining in the Escrow Account shall be delivered 50% to Vencor and 50% to Ventas. After funds no longer need to be held in reserve for particular Subject Taxes or Subject refunds, interim distributions may also be made as may be provided for in written instructions as provided in Section 6(c) signed by both Parties and delivered to the Escrow Agent.

           (d) Except as absorbed by tax adjustments or Tax Deficiencies, each party shall retain the sole benefit of its net operating losses, capital losses and other tax attributes ("Tax Attributes") remaining to it under applicable law after all audits, assessments and finally determined adjustments have been made.

           (e) In the event of any termination of the Escrow Agreement by the Escrow Agent or otherwise at a time when the Agreement would not otherwise have been terminated pursuant to the terms herein, the Parties agree that they shall undertake to enter into a new escrow agreement to hold the remaining Escrow Funds in escrow, with terms reasonably similar to the Escrow Agreement, and that the Escrow Funds may be used to pay for out-of-pocket expenses reasonably incurred by the Parties in connection with such new escrow agreement.

           8.   Reservation and Limitation of Rights.
                ------------------------------------

           (a) This Agreement and the terms and conditions hereof shall not be deemed to be an admission by Vencor or Ventas in respect of any matter whatsoever.

           (b) Notwithstanding anything in the Tax Allocation Agreement or the Tax Stipulation to the contrary, each Party hereby waives any claim it may have against the other Party and releases the other Party with respect to (i) any and all obligations in respect of any Tax Deficiency paid out of the Escrow Funds as provided in Section 7(b) above, (ii) any and all amounts of the Escrow Funds applied to satisfy any Tax Deficiency, (iii) any and all claims and obligations respecting any Tax Deficiency paid from the Vencor Account or the Ventas Account maintained under the Tax Stipulation prior to the Effective Date in accordance with the terms of such Tax Stipulation, and (iv) any and all claims under the Tax Allocation Agreement (including with respect to any Tax Attributes absorbed under applicable law by tax adjustments or Tax Deficiencies), except for (x)
                                                              ------
claims with respect to Excess Tax Liabilities as provided for in Section 8(d) hereof and (y) claims for breach of Article X of the Tax Allocation Agreement as amended hereby.

           (c) Notwithstanding anything in the Tax Allocation Agreement to the contrary, the Parties agree that each expressly reserves the right at any time during the term of this Agreement to bring an arbitration proceeding under
Article VIII of the Tax Allocation Agreement in order to resolve a dispute between the Parties regarding any aspect of their joint conduct of matters referred to in Section 5 above, except that all such dispute costs shall be paid by the non-prevailing Party or as the arbiter may direct.

           (d) Notwithstanding anything in the Tax Allocation Agreement to the contrary the Parties agree:

           (i) that each Party expressly reserves the right during the term of this Agreement to bring an arbitration proceeding under Article VIII of the Tax Allocation Agreement at any time within the first 6 months after the final determination (being an uncontested determination by a taxing authority or the final decision (not subject to further appeal) of any court having jurisdiction over the subject matter) in respect of the portion of any assessment, or payment by one or more Parties of any Subject Tax or Taxes that in the aggregate exceed the amount of Escrow Funds remaining in the Escrow Account after all required payments therefrom pursuant to Section 7 and which cannot therefore be paid in full out of the remaining Escrow Funds ("Excess Tax Liabilities");

           (ii) the sole purpose of any such arbitration shall be to determine under the terms of the Tax Allocation Agreement, as amended hereby, the liability, if any, of each of Vencor and Ventas for any Excess Tax Liabilities, taking into account their relative entitlement to the aggregate amount of Subject Refunds and their relative liability for the aggregate amount of Subject Taxes under the Tax Allocation Agreement, as amended hereby, as such amounts have been finally determined by the relevant taxing or judicial authority, and,

           (iii) that the rights, duties and obligations of a Party hereunder, including with respect to Excess Tax Liabilities, shall not be affected by any order of a bankruptcy court discharging, disallowing or releasing the liability of a Party to a third party.

           (e) The principles of paragraph (d) above are illustrated by the following examples:

           (i) Assume that there are adjustments to income or deductions that eliminate the net losses that gave rise to $30 of Subject Refunds, and give rise to an additional tax deficiency of $20. The funds in escrow are used to pay $30 of the total tax deficiency of $50. There are no other Subject Refunds. There are therefore Excess Taxes of $20. Further assume that it is determined under the Tax Allocation Agreement, pursuant to section 8(d)(i) hereof, that Party A is obligated to pay $12 of the Excess Taxes of $20 and Party B is obligated to pay $8. Party A would be obligated to pay $12 of the Excess Taxes and Party B would be obligated to pay $8.

           (ii) Assume the following: (x) there are state tax deficiencies (i.e., Subject Taxes) of $40; (y) the Subject Refunds were not eliminated but the $30 of Escrow Funds were used to pay the state tax deficiencies. There are therefore Excess Taxes of $10 (the excess of the $40 in state taxes over the $30 in the escrow account).

           (a) Assume that it is determined under the Tax Allocation Agreement, pursuant to section 8(d)(i) hereof, that Party A was entitled to all $30 of the Subject Refunds and was liable for $20 of the Subject Taxes, and that Party B was entitled to none of the Subject Refunds and was liable for $20 of the Subject Taxes. Because Party A was entitled to $30 of Subject Refunds and only liable to pay $20 of Subject Taxes, it does not have any obligation to pay any of the Excess Taxes. Therefore Party B must pay the $10 of Excess Taxes. Under the terms of Section 8(b) hereof, Party A may not make any additional claim against Party B with respect to amounts in the escrow fund that were used to satisfy the Subject Taxes or any obligations in respect of the Subject Taxes.

           (b) Assume that it is determined under the Tax Allocation Agreement, pursuant to section 8(d)(i) hereof, that Party A was entitled to all $30 of the Subject Refunds and was liable for $35 of the Subject Taxes, and that Party B was entitled to none of the Subject Refunds and was liable for $5 of the Subject Taxes. Because Party A was entitled to $30 of Subject Refunds and liable to pay $35 of Subject Taxes, it must pay $5 of the Excess Taxes. Party B must pay the other $5 of Excess Taxes.

           (c) Assume that it is determined under the Tax Allocation Agreement, pursuant to section 8(d)(i) hereof, that Party A was entitled to $10 of the Subject Refunds and was liable for $35 of the Subject Taxes, and that Party B was entitled to $20 of the Subject Refunds and was liable for $5 of the Subject Taxes. Because Party A was entitled to $10 of Subject Refunds and liable to pay $35 of Subject Taxes, it must pay the entire $10 of Excess Taxes. Party B pays none of the Excess Taxes. Under the terms of Section 8(b) hereof, Party B may not make any additional claim against Party A with respect to amounts in the escrow fund that were used to satisfy the Subject Taxes or any obligations in respect of the Subject Taxes.

              (f) Each Party determined, as provided in paragraphs (d) and (e) above, under the Tax Allocation Agreement to be liable for all or any part of any Excess Tax Liability shall immediately pay on demand the amount of such liability for such excess to the applicable tax authority and, if one Party shall have paid any such amount for which the other Party is liable under this Agreement, the Party liable shall pay the other Party the entire amount thereof plus interest on such amount at a compound rate of LIBOR plus 7% per annum until the entire amount due has been paid to such Party.

              (g) Each Party agrees that it shall not bring an action against the other in respect of the Tax Allocation Agreement except as provided in paragraphs (d), (e) and (f) above and except as to breaches of Article X of the Tax Allocation Agreement, as amended by this Agreement.

              9. Addresses and Notices.
                 ---------------------

              (a) Any notice, demand, request or report required or permitted to be given or made to any Party under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication (including, delivery by an internationally recognized courier service or by facsimile transmission (receipt confirmed)) to the Party at the Party's address as follows:

              If to Ventas:

              Ventas, Inc.
              4360 Brownsboro Road
              Suite 115
              Attention:  Debra A. Cafaro
              Louisville, KY  40207-1642

              with a copy to:

              Willkie Farr & Gallagher
              787 Seventh Avenue
              Attention:  Myron Trepper and Bruce Montgomerie
              New York, New York  10019-6099

              If to Vencor:

              Vencor, Inc.
              (to be renamed Kindred Healthcare, Inc.)
              680 South Fourth Street
              Louisville, KY 40202
              Attention:  Edward L. Kuntz
                with a copy to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York  10006
                Attention:  Thomas J. Moloney, Esq.
                (212) 225-2460
                (212) 225-3999 (facsimile)

A Party may change the address for receiving notices under this Agreement by providing written notice of the change of address to the other Party.

                (b) If any Party provides notice to the other Party pursuant to this Agreement, which notice requires a response from the other Party (for example, with respect to the mutual control of Contests), such other Party agrees that it will respond in writing reasonably promptly, taking into account the subject matter of the notice and any applicable deadlines, but no later than ten (10) business days from receipt of the notice.

                10. Binding Effect. This Agreement shall be binding upon and
                    --------------
inure to the benefit of the Parties hereto and their successors and assigns. This Agreement may be amended only by a writing signed by both Parties.

                11. Waiver. No failure by any Party to insist upon the strict
                    ------
performance of any obligation under this Agreement or to exercise any right or remedy under this Agreement shall constitute waiver of any such obligation, right, or remedy or any other obligation, rights, or remedies under this Agreement.

                12. Further Action. The Parties shall execute and deliver all
                    --------------
documents, provide all information, and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                13. Construction. The language in all parts of this Agreement
                    ------------
shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any Party.

                14. Arbitration. All disputes under this Agreement shall be
                    -----------
subject to arbitration as provided in Article VIII of the Tax Allocation Agreement. Notwithstanding in the Tax Allocation Agreement to the contrary, all reasonable out of pocket costs of the Parties resolving any dispute under this Agreement shall be paid within 10 business days of receipt of invoices by the non prevailing party or as the arbitrator may otherwise determine.

                15. Counterparts. This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                16. Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                  VENTAS, INC.


                                  By: /s/ T. Richard Riney
                                      --------------------
                                  Its: Executive Vice President
                                       ------------------------
                                       and General Counsel
                                       -------------------


                                  VENCOR, INC.
                                  (to be renamed Kindred Healthcare, Inc.)



                                  By: /s/ Richard A. Schweinhart
                                      --------------------------
                                  Its: Senior Vice President and
                                       -------------------------
                                       Chief Financial Officer
                                       -----------------------